EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	Carol Knies, 404.459.7653, cknies@homebanc.com
MEDIA CONTACT:	Mark Scott, 404.459.7452, mscott@homebanc.com

HOMEBANC CORP. REPORTS 2006 FIRST QUARTER RESULTS

ATLANTA, May 8, 2006 – HomeBanc Corp. (NYSE: HMB) (“HomeBanc” or the “Company”), a real estate investment trust (“REIT”), today reported the Company’s consolidated results of operations for the three months ended March 31, 2006.

Financial Highlights

•	Estimated REIT taxable income available to common shareholders of $20.4 million, or $0.36 per share, for the three months ended March 31, 2006;
•	GAAP consolidated net income of $1.3 million, or $0.01 per diluted share for the three months ended March 31, 2006; the per share amount gives effect to the distribution of preferred dividends;
•

REIT portfolio assets of mortgage loans held for investment (net) and securities held to maturity and available for sale of $5.9 billion at March 31, 2006, a 5% increase over the balance at December 31, 2005;

•	Mortgage origination volume of $1.2 billion for the three months ended March 31, 2006; and
•	New loan application volume of $1.6 billion for the three months ended March 31, 2006.

The estimated REIT taxable income available to common shareholders of $20.4 million includes $7.5 million of gains arising from certain derivative financial instruments that resulted from a change in intent with respect to current and future anticipated securitization transactions.

Patrick S. Flood, HomeBanc Chairman and CEO, said, “Our first quarter 2006 results reflect a continuation of consistent overall operating performance despite difficult industry conditions. While we expect these industry conditions to prevail throughout 2006, we remain optimistic regarding execution of Phase II of our operating plan.”

Comparison of the Three Months Ended March 31, 2006 and 2005

•

Total consolidated revenues increased $17.7 million, or 85%, to $38.5 million for the first quarter of 2006, compared to $20.8 million for the same quarter of 2005, due primarily to the impact of derivative financial instruments and the growth in net interest income resulting from our larger portfolio of mortgage loans held for investment and investment securities;

•

Net interest income after provision for loan losses was $28.8 million for the three months ended March 31, 2006, representing an increase of $17.7 million from $11.1 million for the same period of 2005;

•

Net gain on sale of mortgage loans was $7.1 million during the period, and as discussed above, realized gains on certain terminated interest rate swaps formerly designated in hedging relationships was $7.5 million, which was recorded in net interest income. The total economic gain was $14.6 million, or 154 basis points (“bps”), compared to $8.6 million, or 178 bps, on loan sales for the same period of 2005;

•	Total expenses for the quarter as a percentage of average assets decreased to .58% for the first quarter of 2006 from .85% for the first quarter of 2005; and
•	Total consolidated GAAP net income was $1.3 million for the quarter ended March 31, 2006, compared to a net loss of $7.6 million for the same period of 2005.

The Company’s estimated REIT taxable income available to common shareholders for the three months ended March 31, 2006 was $20.4 million. REIT taxable income available to common shareholders, as defined in the following table, is a non-GAAP financial measure. Because of the REIT tax requirements on distributions, management believes that REIT taxable income available to common shareholders is an additional meaningful measure to evaluate our performance. The most comparable GAAP measure is net income attributable to common shareholders. REIT taxable income available to common shareholders should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The Company uses estimated REIT taxable income available to common shareholders as a basis for establishing the amount of dividends payable to holders of its common stock. The principal differences between net income attributable to common shareholders and estimated REIT taxable income available to common shareholders in the periods are intercompany gains on the sale of loans from our taxable REIT subsidiary (“TRS”) to HomeBanc that are excluded under GAAP in the Company’s consolidated financial statements, and the creation of mortgage servicing rights, which give rise to income under Statement of Financial Accounting Standards (“SFAS”) No. 140 but are excluded from income for income tax purposes.

The following is the reconciliation of net income attributable to common shareholders’ equity to estimated REIT taxable income available to common shareholders for the three months ended March 31, 2006:

($ in thousands)
Net income attributable to common shareholders	$ 520
Income tax benefit	(696)
Book/tax differences (1)	1,971
Taxable REIT subsidiaries taxable loss	18,641
Estimated REIT taxable income available to common shareholders (2)	$20,436

(1)

Consists of various transactions and balances that are treated differently for GAAP and income tax purposes, including both permanent and temporary differences.  Common differences include intercompany gains or losses on the sale of loans from our taxable REIT subsidiary to HomeBanc Corp., which are excluded from income under SFAS No. 65, as amended, but are included in income for income tax purposes; the amortization of these intercompany gains or losses; and the creation of mortgage servicing rights, which give rise to income under SFAS No. 140 but are excluded from income for income tax purposes.

(2)

We define estimated REIT taxable income available to common shareholders to be REIT taxable income calculated under the Internal Revenue Code of 1986, as amended, for purposes of the REIT distribution requirement, less dividends applicable to preferred stock. A REIT is required to distribute at least 90% of its REIT taxable income, which, in general, includes all dividends received from our TRS (generally, calculated without regard to the dividends paid deduction for distributions paid to REIT shareholders, and earnings retained by our TRS), plus 90% of net after-tax income from foreclosure property.

Revenues

Net interest income after provision for loan losses was $28.8 million for the three months ended March 31, 2006, an increase of $17.7 million, from $11.1 million for the same period of 2005. This increase is primarily due to the growth of the REIT investment portfolio and stable net interest margin. The Company’s portfolio of loans held for investment increased 43% to $5.3 billion at March 31, 2006 from $3.7 billion at March 31, 2005. In addition, $2.0 million of revenue was recognized on certain derivative financial instruments arising from the ineffective portion of interest rate swaps that no longer qualify as effective hedges under SFAS No. 133 and were terminated during the quarter. These derivatives were used to mitigate interest rate risk associated with collateralized debt obligations. This gain was recognized in net interest income.

The Company’s net gain on sale of mortgage loans for the three months ended March 31, 2006 was $7.1 million. During the three months ended March 31, 2006, the Company also recognized, as discussed above, gains of $7.5 million recorded in net interest income from certain derivative financial instruments used to economically protect the value of loans held by the Company. The Company sold $942 million of loans during the period.

Origination Volume

The Mortgage Bankers Association Mortgage Finance Long-Term Forecast dated April 12, 2006 (the “MBA Forecast”) reflects a 17% decline in total mortgage originations in the first quarter of 2006 versus the same period of 2005. HomeBanc reports that its mortgage originations decreased approximately 11% in the first quarter of 2006 as compared to the first quarter of 2005. Flood said, “Loan originations in the market place, as expected, reflect the over-capacity developed by our industry. We expect this condition to prevail for the balance of 2006. Our focus is to maintain our credit and pricing disciplines in this challenging environment. Ultimately, we believe our shareholders are best served by our maintaining a long-term view while managing to achieve consistency in all facets of operations.”

Loans Held for Investment

Loans held for investment of $5.3 billion at March 31, 2006, together with mortgage backed securities (“MBS”) held to maturity and available for sale of $654 million, were 5% greater than loans held for investment of $5.4 billion and MBS held to maturity and available for sale of $200 million at December 31, 2005. The net interest margin was 1.91% for the three months ended March 31, 2006. Duration gap for the portfolio as measured by the net interest reset period was estimated to be a negative 2.2 months at March 31, 2006. During the quarter, $155 million of loans were transferred to the REIT portfolio and $311 million of loans were repaid, representing an annualized constant prepayment rate of 21%. For consolidated GAAP purposes, no gain on sale is recognized on loans transferred from the TRS to the REIT.

The following table depicts the Company’s net interest margin for the three months ended March 31, 2006:

$ in thousands	Average Balance	Revenue/ (Expense)	Estimated Annualized Rate/Yield
Mortgage loans	$5,748,747	$85,027	6.00%
Mortgage-backed securities (MBS)	397,202	5,359	5.47
Borrowings to finance mortgage loans	5,608,186	(70,478)	(5.10)
Mortgage-backed security repurchase agreements	331,833	(3,862)	(4.72)
Impact of derivative financial instruments		12,832	0.88
Net interest margin		$28,878	1.91

Loan Servicing

The Company serviced $6.7 billion of unpaid principal balance of loans, excluding loans held for sale, related to 33,392 mortgage loans at March 31, 2006, of which 27,614 loans were owned by the Company and 5,778 loans were serviced for third party investors. The loan servicing portfolio carried a weighted average annual servicing fee of 0.307% at March 31, 2006. The mortgage loans held by the Company on a unit basis had a 90-day or greater delinquency rate of 0.17% at March 31, 2006.

Operating Highlights

($ in millions) Loan Originations:	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005	% Change
Total Originations	$1,235	$1,385	(11)%
Purchase	948	1,036	(8)
Refinance	287	349	(18)
ARM	824	1,087	(24)
Fixed	411	297	38
Loans sold to third parties	942	482	95
Loan applications	1,606	1,948	(18)
Total strategic marketing alliances (SMA) – at period-end	218	230	(5)%
Realtors	112	88	27
Builders	106	142	(25)
Total SMA locations – at period-end Realtors	243 137	271 129	(10)% 6
Builders	106	142	(25)

($ in millions) Loans Held for Investment:	As of and for the March 31, 2006	three months ended Dec. 31, 2005
Loans held for investment (LHFI), net	$5,292	$5,449
Securities available for sale	443	111
Securities held to maturity	211	68
Total Portfolio	$5,946	$5,628
Portfolio composition (LHFI)

1-month interest-only ARMs	5.6%	6.3%
6-month interest-only ARMs	13.0	14.8
3-year fixed interest-only ARMs	11.5	11.3
5-year fixed interest-only ARMs	48.3	47.5
7-year fixed interest-only ARMs	16.0	14.2
10-year fixed interest-only ARMs	0.7	Not material
All other mortgage loans	4.9	5.7
Total	100.0%	100.0%

Average FICO score – total portfolio	730	730
Average 1st mortgage loan to value (LTV)	79.9%	79.9%
Average 1st mortgage FICO score	730	730
Average 2nd mortgage LTV	93.0%	93.1%
Average 2nd mortgage FICO score	730	731
Geographic concentration (total portfolio):
Florida	53%	53%
Georgia	41	41
North Carolina	5	5
Other	1	1

($ in millions) Loan Servicing:	As of and for the March 31, 2006	three months ended Dec. 31, 2005	% Change
Total servicing portfolio	$6,687	$6,241	7%
Loans serviced for third parties	1,391	1,010	38
Loans serviced for REIT	5,292	5,208	2
Weighted average service fee – securitized	0.289%	0.294%
Weighted average service fee – third parties	0.384	0.358
Weighted average service fee – all loans	0.307	0.305
REIT portfolio delinquency of 90 days or more – per unit basis	0.17	0.14

Certain amounts in this press release have been rounded for presentation purposes. Calculations appearing herein are based on the actual underlying amounts and may vary from the calculations that would result from use of the rounded amounts.

Dividend Reinvestment and Stock Purchase Plan

The Company offers a dividend reinvestment and stock purchase plan. Computershare Trust Company, N.A. (“Computershare”), is the administrator for the plan. Shareholders can obtain additional information about the plan, including account opening materials, by contacting Computershare at 800-697-8199.

Conference Call

HomeBanc Corp. will host a conference call on Tuesday, May 9, 2006 at 10:30 a.m. Eastern time, to discuss first quarter results. The conference call dial-in number is 800-949-8987 in the United States and Canada and 706-634-0965 from international locations. The conference ID number is 7937001. You may also listen to the call on www.earnings.com and on the HomeBanc Corp. website at www.homebanc.com. PowerPoint slides to accompany the conference call will be available on the Company’s website under Investor Relations – Financial/Statistical Information and also on the Company’s website under Investor Relations – Webcast Live link. The Internet broadcast will be archived on both websites until May 23, 2006. A digital recording of the conference call will be available for replay two hours after the call’s completion and will be available through May 16, 2006. To access this recording, dial 800-642-1687 and conference ID 7937001.

About our Company

HomeBanc Corp. is the parent company of HomeBanc Mortgage Corporation, a mortgage banking company that focuses on originating purchase money residential mortgage loans in the southeast United States. HomeBanc Corp. has made an election to be taxed as a REIT for federal income tax purposes. For more information about HomeBanc Corp., HomeBanc Mortgage or the Company’s mortgage products, contact HomeBanc at www.homebanc.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include statements regarding the stability of the Company’s net interest margin; estimated REIT taxable income available to common shareholders; statements regarding expectations and guidance of increased mortgage originations for the Company for 2006, total industry mortgage originations for 2006, growth in the Company’s portfolio of retained mortgage loans; statements regarding validation of our operating model and the Company’s ability to achieve continued success in execution of our strategy. Such forward-looking statements are based on information presently available to the Company’s management and are subject to various risks and uncertainties, including, without limitation, risks of changes in interest rates and the yield curve on our mortgage loan production, our product mix and our interest sensitive assets and liabilities; mortgage loan prepayment assumptions and estimated lives of loans; the risk that loan applications may not be indicative of loan origination volume realized in the future due to fallout from applicants not completing the application process or not closing a loan; interest rate risks and credit risks of customers; loan loss experience and the rate of loan charge-offs; risks inherent in originating mortgage loans; loss experience arising from alleged breaches of representations and warranties provided to buyers of mortgage loans sold; risks related to the Company’s execution of its Phase II business strategy and its ability to meet the requirements for operation as a REIT; the failure of assumptions underlying the establishment of reserves for loan and contingency losses and other estimates including estimates about loan prepayment rates and the estimates used to value our mortgage servicing rights, and the estimates and assumptions utilized in our hedging strategy; risks in our ability to retain experienced loan officers; risks inherent in the application of our accounting policies as described in the footnotes to financial statements included in our filings with the SEC; risks of maintaining securities held available for sale whose value must be marked to market in our periodic financial statements; and the other risks described in the Company’s SEC reports and filings, including, without limitation, under the captions “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This press release should be read in conjunction with the Company’s financial statements and the footnotes thereto filed with the SEC including, without limitation, the financial statements and footnotes set forth in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006, which we expect will be filed with the SEC by May 10, 2006.

HomeBanc Corp. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

	Three Months Ended March 31,
	2006	2005
	(Dollars in thousands, except per share data)
Revenues:
Net interest income:
Interest income:
Mortgage loans, including fees	$85,027	$42,051
Securities held to maturity	2,547	—
Securities available for sale	2,812	—
Total interest income	90,386	42,051
Interest expense:
Short-term borrowings	(13,040)	(11,778)
Long-term borrowings	(48,468)	(18,638)
Total interest expense	(61,508)	(30,416)
Net interest income	28,878	11,635
Provision for loan losses	39	528
Net interest income after provision for loan losses	28,839	11,107
Net gain on sale of mortgage loans	7,051	8,583
Other revenue	2,582	1,064
Total revenues	38,472	20,754
Expenses:
Salaries and associate benefits, net	18,823	15,055
Marketing and promotions	6,602	6,354
Occupancy and equipment expense	4,147	3,805
Depreciation and amortization	2,233	1,873
Minority interest	52	25
Other operating expense	6,325	4,708
Total expenses	38,182	31,820
Income (loss) before income taxes	290	(11,066)
Income tax benefit	(696)	(3,508)
Net income (loss) before cumulative effect of change in accounting principle	986	(7,558)
Cumulative effect of change in accounting principle, net of taxes of $171	270	—
Net income (loss)	$1,256	$(7,558)
Net income (loss) attributable to common shareholders	$520	$(7,558)
Earnings per share of common stock outstanding:
Income (loss) before cumulative effect of change in accounting principle
Basic	$0.00	$(0.15)
Diluted	$0.00	$(0.15)
Cumulative effect of change in accounting principle
Basic	$0.00	$-
Diluted	$0.00	$-
Net income (loss)
Basic	$0.01	$(0.15)
Diluted	$0.01	$(0.15)
Dividends declared per share of common stock outstanding	$-	$-
Weighted average shares of common stock outstanding:
Basic	56,335,272	51,691,950
Diluted	57,520,873	51,691,950

HomeBanc Corp. and Subsidiaries

Condensed Consolidated Balance Sheet (Unaudited)

	March 31, 2006	December 31, 2005
	(Dollars in thousands, except per share data)
Assets
Cash	$17,572	$41,505
Restricted cash	4,505	4,405
Mortgage loans held for sale, net	297,226	195,231
Mortgage loans held for investment, net of allowance of $3,627 and $3,691, respectively	5,292,211	5,449,376
Mortgage servicing rights, net	13,586	10,088
Receivable from custodian	97,732	128,641
Securities available for sale	443,296	111,256
Securities held to maturity (fair value of $208,917 and $68,628, respectively)	210,699	68,425
Trading securities	4,449	---
Accrued interest receivable	19,835	18,284
Premises and equipment, net	43,657	41,672
Goodwill, net	39,995	39,995
Deferred tax asset, net	24,255	23,762
Other assets	137,053	120,072
Total assets	$6,646,071	$6,252,712
Liabilities and shareholders’ equity
Warehouse lines of credit	$180,720	$344,269
Aggregation credit facilities	476,331	118,685
Repurchase agreements	655,388	215,927
Loan funding payable	93,130	69,405
Accrued interest payable	8,167	6,039
Other liabilities	88,121	103,479
Collateralized debt obligations	4,704,751	5,026,598
Junior subordinated debentures representing obligations for trust preferred securities	51,547	51,547
Total liabilities	6,258,155	5,935,949
Minority interest	42	62

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock – par value $.01 per share; 25,000,000 shares authorized; 2,000,000 and 0 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	47,609	—
Common stock – par value $.01 per share; 150,000,000 shares authorized; 56,631,536 and 56,628,969 shares issued and outstanding at March 31, 2005 and December 31, 2005, respectively	566	566
Additional paid-in capital	334,411	336,225
Accumulated deficit	(56,329)	(57,585)
Treasury stock, at cost (11,973 and 6,647 shares at March 31, 2006 and December 31, 2005, respectively)	(96)	(69)
Unearned compensation	-	(1,546)
Accumulated other comprehensive income	61,713	39,110
Total shareholders’ equity	387,874	316,701
Total liabilities and shareholders’ equity	$6,646,071	$6,252,712

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